Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Information

The following financial information and related notes present the unaudited pro forma condensed combined balance sheets and statements of operations based upon the combined historical financial statements of Alaska Air Group, Inc., ("Air Group") and Virgin America Inc., (“Virgin America”), after giving effect to Air Group’s purchase of all the issued and outstanding shares of Virgin America by means of a merger (the “Merger”). The information is intended to reflect the impact of the Merger on Air Group on a pro forma basis as of and for the periods indicated. Historical financial and operating data of Air Group and Virgin America for the year ended December 31, 2015 are derived from their respective audited consolidated financial statements for the year then ended. Historical financial and operating data of Air Group and Virgin America for the nine months ended September 30, 2016 are derived from their unaudited consolidated financial statements for the nine-month period then ended. In the remainder of this document, Air Group and Virgin America, subsequent to the Merger, are collectively referred to as “the Combined Company.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 shows the combined financial position of Air Group and Virgin America as if the Merger had been consummated on September 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 reflect the Merger as if it had occurred on January 1, 2015, the beginning of the earliest period presented. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Air Group considered the acquirer of Virgin America for accounting purposes.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Merger were prepared in accordance with business combination accounting guidance in Accounting Standards Codification ("ASC") 805, Business Combinations. These adjustments give effect to the debt issuance necessary to finance the acquisition and reflect the provisional allocation of the purchase price to the acquired assets and liabilities based upon provisional estimates of fair values. The assumptions used are set forth in the notes to the unaudited pro forma condensed combined financial information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed and as warranted by changes in current conditions and future expectations.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with:

•	the accompanying notes to the unaudited condensed combined pro forma financial statements;

•
the separate historical audited consolidated financial statements of Air Group as of and for the fiscal year ended December 31, 2015, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on February 11, 2016;

•
the separate historical audited consolidated financial statements of Virgin America as of and for the fiscal year ended December 31, 2015, the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in its Annual Report on Form 10-K as filed with the SEC on February 29, 2016, portions of which are attached as Exhibit 99.1 and incorporated herein by reference;

•
the separate historical unaudited consolidated interim financial statements of Air Group as of and for the nine months ended September 30, 2016 included in its Quarterly Report on Form 10-Q as filed with the SEC on November 2, 2016;

•
the separate historical unaudited consolidated interim financial statements of Virgin America as of and for the nine months ended September 30, 2016 included in its Quarterly Report on Form 10-Q as filed with the SEC on November 2, 2016, portions of which are attached as Exhibit 99.3 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to the combined historical consolidated financial information that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Merger had been consummated on the dates indicated or that the Combined Company may achieve in future periods. The unaudited pro forma combined statements of operations do not reflect any cost savings, operating synergies or revenue enhancements that the Combined Company may achieve, costs to integrate the business, the impact of any non-recurring activity, or any one-time, transaction-related costs. Synergies and integration costs have been excluded from consideration pursuant to the SEC's rules for pro forma presentations under Article 11.

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016
(in millions)	Historical Alaska Air Group	Historical Virgin America	Reclassification and Policy Adjustments	Financing Adjustments		Pro Forma Adjustments		Condensed Combined Proforma
			Note 3	Note 4		Note 4
ASSETS
Current Assets
Cash and cash equivalents	$1,818	$614	$—	$997	(a)	$(2,596)	(a)	$833
Marketable securities	1,408	—	—	(300)	(b)	—		1,108
Total cash and marketable securities	3,226	614	—	697		(2,596)		1,941
Receivables, net	232	37	—	—		—		269
Inventories and supplies, net	44	—	—	—		—		44
Prepaid expenses and other current assets	98	18	—	—		—		116
Total Current Assets	3,600	669	—	697		(2,596)		2,370

Property and Equipment
Aircraft and other flight equipment	6,398	645	—	—		(129)	(c)	6,914
Other property and equipment	1,021	99	(9)	—		(60)	(c)	1,051
Deposits for future flight equipment	489	26	—	—		(11)	(c)	504
	7,908	770	(9)	—		(200)		8,469
Less accumulated depreciation and amortization	(2,877)	(118)	—	—		118	(c)	(2,877)
Total Property and Equipment - Net	5,031	652	(9)	—		(82)		5,592

Other Assets
Goodwill	—	—	—	—		1,972	(d)	1,972
Intangibles, net	—	—	49	—		94	(e)	143
Aircraft maintenance deposits	—	235	—	—		(235)	(f)	—
Aircraft lease deposits	—	57	(57)	—		—		—
Deferred income taxes	—	92	(92)	—		—		—
Restricted cash	—	22	(22)	—		—		—
Other assets	68	167	30	—		(114)	(g)	151
Total Other Assets	68	573	(92)	—		1,717		2,266

Total Assets	$8,699	$1,894	$(101)	$697		$(961)		$10,228

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016
(in millions)	Historical Alaska Air Group	Historical Virgin America	Reclassification and Policy Adjustments	Financing Adjustments		Pro Forma Adjustments		Condensed Combined Proforma
			Note 3	Note 4		Note 4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$71	$53	$—	$—		$—		$124
Accrued wages, vacation and payroll taxes	257	—	43	—		—		300
Air traffic liability	785	231	(27)	—		(38)	(h)	951
Other accrued liabilities	735	118	(5)	99	(i)	48	(i)	995
Current portion of long-term debt	275	30	—	214	(j)	95	(j)	614
Total Current Liabilities	2,123	432	11	313		105		2,984

Long-Term Debt, Net of Current Portion	1,861	396	—	483	(j)	(37)	(j)	2,703
Long-Term Debt, Related Parties	—	45	—	—		(45)	(j)	—

Other Liabilities and Credits
Deferred income taxes	733	—	(92)	—		(217)	(k)	424
Deferred revenue	491	—	27	—		111	(l)	629
Obligations for pension and postretirement medical benefits	272	—	—	—		—		272
Other liabilities	355	82	—	—		14	(m)	451
Total Other Liabilities and Credits	1,851	82	(65)	—		(92)		1,776
Total Liabilities	5,835	955	(54)	796		(69)		7,463
Commitments and Contingencies

Shareholders' Equity
Preferred stock	—	—	—	—		—		—
Common stock	1	—	—	—		—		1
Capital in excess of par value	103	1,260	—	—		(1,260)	(n)	103
Treasury stock	(444)	(7)	—	—		7	(n)	(444)
Accumulated other comprehensive loss	(284)	(9)	—	—		9	(n)	(284)
Retained earnings	3,488	(305)	(47)	(99)	(n)	352	(n)	3,389
	2,864	939	(47)	(99)		(892)		2,765
Total Liabilities and Shareholders' Equity	$8,699	$1,894	$(101)	$697		$(961)		$10,228

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2016
(in millions, except per-share amounts)	Historical Alaska Air Group	Historical Virgin America	Reclassification and Policy Adjustments	Financing Adjustments		Proforma Adjustments		Condensed Combined Proforma
			Note 3	Note 4		Note 4
Operating Revenues
Passenger
Passenger	$—	$1,096	$(1,096)	$—		$—		$—
Mainline	3,036	—	1,111	—		12	(o)	4,159
Regional	682	—	—	—		—		682
Total passenger revenue	3,718	1,096	15	—		12		4,841
Freight and mail	82	—	—	—		—		82
Other—net	607	139	(19)	—		—		727
Total Operating Revenues	4,407	1,235	(4)	—		12		5,650
Operating Expenses
Wages and benefits	1,008	245	(7)	—		—		1,246
Variable incentive pay	95	—	7	—		—		102
Aircraft fuel, including hedging gains and losses	593	218	11	—		—		822
Aircraft maintenance	197	51	6	—		—		254
Aircraft rent	80	143	—	—		(8)	(p)	215
Landing fees and other rentals	232	121	(11)	—		—		342
Contracted services	183	—	—	—		—		183
Selling expenses	162	104	(1)	—		—	(o)	265
Depreciation and amortization	281	28	—	—		4	(q)	313
Food and beverage service	93	—	39	—		—		132
Third-party regional carrier expense	72	—	—	—		—		72
Other	267	133	(47)	—		—		353
Special items—merger-related costs and other	36	—	8	(44)	(r)	—		—
Total Operating Expenses	3,299	1,043	5	(44)		(4)		4,299
Operating Income	1,108	192	(9)	44		16		1,351
Nonoperating Income (Expense)
Interest income	20	—	—	—		—		20
Interest expense	(33)	(13)	—	(35)	(s)	—		(81)
Interest expense—related-party	—	(3)	—	3	(s)	—		—
Interest capitalized	21	1	—	—		—		22
Other—net	(2)	—	—	—		—		(2)
	6	(15)	—	(32)		—		(41)
Income before income tax	1,114	177	(9)	12		16		1,310
Income tax expense	414	70	—	4	(t)	7	(t)	495
Net Income	$700	$107	$(9)	$8		$9		$815

Basic Earnings Per Share:	$5.66							$6.59
Diluted Earnings Per Share:	$5.63							$6.55
Shares used for computation:
Basic	123.648							123.648
Diluted	124.393							124.393

ALASKA AIR GROUP
Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2015
(in millions, except per-share amounts)	Historical Alaska Air Group	Historical Virgin America	Reclassification and Policy Adjustments	Financing Adjustments		Pro Forma Adjustments		Condensed Combined Proforma
			Note 3	Note 4		Note 4
Operating Revenues
Passenger
Passenger	$—	$1,363	$(1,363)	$—		$—		$—
Mainline	3,939	—	1,386	—		(14)	(o)	5,311
Regional	854	—	—	—		—		854
Total passenger revenue	4,793	1,363	23	—		(14)		6,165
Freight and mail	108	—	—	—		—		108
Other—net	697	166	(25)	—		—		838
Total Operating Revenues	5,598	1,529	(2)	—		(14)		7,111
Operating Expenses
Wages and benefits	1,254	289	(11)	—		—		1,532
Variable incentive pay	120	—	11	—		—		131
Aircraft fuel, including hedging gains and losses	954	348	12	—		—		1,314
Aircraft maintenance	253	57	3	—		—		313
Aircraft rent	105	220	—	—		(11)	(p)	314
Landing fees and other rentals	296	144	(12)	—		—		428
Contracted services	214	—	—	—		—		214
Selling expenses	211	125	(2)	—		(1)	(o)	333
Depreciation and amortization	320	18	—	—		12	(q)	350
Food and beverage service	113	—	45	—		—		158
Third-party regional carrier expense	72	—	—	—		—		72
Other	356	151	(45)	—		—		462
Special items—merger-related costs and other	32	—	—	—		—		32
Total Operating Expenses	4,300	1,352	1	—		—		5,653
Operating Income	1,298	177	(3)	—		(14)		1,458
Nonoperating Income (Expense)
Interest income	21	—	—	—		—		21
Interest expense	(42)	(7)	—	(47)	(s)	—		(96)
Interest expense—related-party	—	(4)	—	4	(s)	—		—
Interest capitalized	34	4	—	—		—		38
Other—net	1	(2)	—	—		—		(1)
	14	(9)	—	(43)		—		(38)
Income before income tax	1,312	168	(3)	(43)		(14)		1,420
Income tax expense (benefit)	464	(173)	—	(18)	(t)	233	(t)	506
Net Income	$848	$341	$(3)	$(25)		$(247)		$914

Basic Earnings Per Share:	$6.61							$7.12
Diluted Earnings Per Share:	$6.56							$7.06
Shares used for computation:
Basic	128.373							128.373
Diluted	129.372							129.372

ALASKA AIR GROUP
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations

 Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is based on Air Group’s and Virgin America’s historical consolidated financial statements as adjusted to give effect to the acquisition of Virgin America and the debt issuance necessary to finance the acquisition. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 give effect to the Merger as if it had occurred on January 1, 2015. The unaudited condensed combined pro forma balance sheet as of September 30, 2016 gives effect to the Merger as if it had occurred on September 30, 2016.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited consolidated financial statements of Virgin America filed with the SEC, portions of which are included herein and incorporated by reference in this Form 8-K/A, as well as the audited and unaudited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Air Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

The unaudited pro forma condensed combined financial information included herein has been prepared pursuant to the rules and regulations of the SEC. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted; however, management believes that the disclosures provided are adequate to make the information presented not misleading.

Note 2. Calculation of Purchase Price Consideration and Provisional Purchase Price Allocation

The fair value of consideration transferred on the closing date includes the value of the cash consideration and accelerated and vested equity awards attributable to pre-acquisition service. The purchase price is as follows:

(in millions, except per-share price)	September 30, 2016
Number of shares of Virgin America common stock issued and outstanding as of December 14, 2016	44.645
Multiplied by cash consideration for each share of common stock per the merger agreement	$57.00
Cash consideration paid for common stock issued and outstanding as of December 14, 2016	$2,545
Accelerated and vested equity awards attributable to pre-acquisition service	51
Total purchase price	$2,596

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Virgin America are recorded at the acquisition date fair values and added to those of Air Group. The pro forma adjustments are provisional and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2016, and have been prepared to illustrate the estimated effect of the Merger. The allocation is dependent upon certain valuation and other analyses that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a provisional allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Virgin America based on Virgin America’s September 30, 2016 balance sheet after the impacts of reclassifications to align with Air Group's financial statement presentation, with the excess recorded as goodwill:

(in millions)	September 30, 2016
Cash and cash equivalents	$614
Receivables	37
Prepaid expenses and other current assets	18
Property and equipment	561
Intangibles	143
Other assets	83
Total assets	1,456
Accounts payable	53
Accrued wages, vacation and payroll taxes	43
Air traffic liability	166
Other accrued liabilities	161
Current portion of long-term debt	125
Long-term debt, net of current portion	359
Deferred income taxes	(309)
Deferred revenue	138
Other liabilities	96
Total liabilities	832
Net assets acquired (a)	624
Estimated purchase consideration (b)	2,596
Estimated goodwill (b) - (a)	$1,972

Provisional identifiable intangible assets consist of anticipated intangibles derived from customer relationships, airport slots and gates. The amortization related to those intangible assets that have finite useful lives is reflected as a pro forma adjustment to the pro forma statements of operations, as further described in Note 4(e).

The deferred income taxes represent deferred tax assets, primarily related to Virgin America's net operating loss carryforwards as well as the tax effect of amortizable identified intangibles, as amortization of such intangibles will not be deductible for tax purposes. These deferred tax balances have been classified as a reduction of liabilities to align with Air Group's financial statement classification.

Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired and largely results from expected future synergies from combining operations as well as an assembled workforce, which does not qualify for separate recognition. Goodwill is not amortized but is reviewed for impairment at least annually. Goodwill recognized in the merger is not expected to be deductible for tax purposes.

The amounts above are considered provisional and are subject to change up to one year following the acquisition date and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

As of the date of this report, Air Group and Virgin America have incurred approximately $143 million of transaction costs directly attributable to the acquisition. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016 reflects an adjustment of $44 million to eliminate such costs reflected in the historical results, as these charges constitute nonrecurring costs directly attributable to the acquisition and are to be excluded in accordance with Article 11.

Note 3. Reclassification and Accounting Policy Adjustments

The column "Reclassification and Policy Adjustments" reflects all accounting policy and financial statement presentation reclassification adjustments made to align Virgin America's accounting policies and historical financial statement presentation to those of Air Group.

Upon consummation of the Merger, Virgin America adopted Air Group’s accounting policies. Certain procedures were performed to identify material differences in significant accounting policies between Air Group and Virgin America and any accounting adjustments that would be required to align such policies and related disclosures. These procedures involved a review of Virgin

America’s summary of significant accounting policies, including those disclosed in Virgin America’s historical audited financial statements for the year ended December 31, 2015, and historical unaudited financial statements for the nine months ended September 30, 2016. Procedures performed also involved preliminary discussions with Virgin America management regarding Virgin America’s significant accounting policies.

The reclassification adjustments on the unaudited pro forma balance sheet to conform Virgin America’s presentation of financial information to that of Air Group pertain to the following:

•	Reclassification of amounts related to aircraft lease deposits from Aircraft lease deposits to Other assets;

•	Reclassification of amounts related to intangible assets from Other assets to Intangibles, net;

•	Reclassification of amounts related to accrued wages, vacation and payroll taxes from Other accrued liabilities to Accrued wages, vacation and payroll taxes;

•	Reclassification of amounts related to deferred revenue from Air traffic liability to Deferred revenue and Other accrued liabilities;

•	Reclassification of amounts related to restricted cash from Restricted cash to Other assets; and

•	Reclassification of the deferred tax asset to offset Deferred income taxes liability.

The reclassification adjustments on the unaudited pro forma statements of operations to conform Virgin America’s presentation of financial information to that of Air Group pertain to the following:

•	Reclassification of amounts related to mainline revenue from Passenger to Mainline;

•	Reclassification of amounts related to seat assignment fees revenue from Other—net to Mainline;

•	Reclassification of amounts related to other airline mileage award redemptions from Passenger revenue and Sales and marketing expense to Other—net revenue;

•	Reclassification of amounts related to variable incentive pay from Wages and benefits to Variable incentive pay; and

•	Reclassification of amounts related to into plane fuel fees from Landing fees and other rentals to Aircraft fuel;

•	Reclassification of amounts related to food and beverage service from Other to Food and beverage service; and

•	Reclassification of amounts related to special items from Other to Special items.

The accounting policy adjustments on the unaudited pro forma financial statements to conform Virgin America’s policies to those of Air Group pertain to the following:

•
Elimination of Virgin America's capitalized major engine maintenance costs from Other property and equipment and the related depreciation expense from Aircraft maintenance expense. Air Group expenses major engine maintenance costs as incurred, while Virgin America capitalized engine maintenance costs and recorded depreciation expense; and

•
Elimination of Virgin America's advanced breakage for tickets and travel credits that are expected to expire unused from Air Traffic Liability and the related Passenger revenue. Air Group records unused tickets and travel credits into revenue on the date of expiration, which is twelve months from issuance, while Virgin America used to estimate and recorded advanced breakage on such tickets.

Note 4. Financing and Pro Forma Adjustments

Balance Sheet Adjustments

The unaudited pro forma adjustments related to Virgin America included in the unaudited pro forma condensed combined balance sheets are as follows:

(a) Cash and cash equivalents

Reflects total cash purchase price, adjusted for cash provided for payment of consideration:

(in millions)	September 30, 2016
Cash provided from borrowing	700
Cash paid for financing costs	(3)
Cash provided from sale of marketable securities	300
Total financing adjustments to Cash and cash equivalents	$997

Cash consideration paid for shares and vested equity awards	(2,596)
Total pro-forma adjustments to Cash and cash equivalents	$(2,596)

(b) Marketable securities

Represents the sale of $300 million of marketable securities to obtain a portion of the cash used for the payment of the purchase price consideration.

(c) Property and equipment

Reflects the estimated adjustment to record Virgin America's property and equipment at its provisional fair value of $561 million, a decrease of $82 million from the carrying value after the effects of policy adjustments discussed in Note 3. This adjustment included elimination of all of Virgin America's accumulated depreciation.

(d) Goodwill

Reflects provisional goodwill for the purchase consideration in excess of the fair value of net assets acquired in connection with the Virgin America acquisition. Refer to Note 2 for the calculation.

(e) Intangibles

Reflects the provisional estimates of fair values of the following intangible assets identified in the acquisition:

(in millions)	September 30, 2016	Useful Life (in years)
To eliminate the historical net book value of Virgin America's intangible assets	$(49)
Customer relationships	40	8
Airport slots	89	indefinite
Airport gates	14	12
Total adjustments to Intangibles	$94

The fair value of intangible assets is based on management’s provisional valuation as of the acquisition date of December 14, 2016. Airport slots will be accounted for as an indefinite-lived intangible asset. The useful life of customer relationships is based on the related estimated economic lives. The useful life of the airport gates is based on the lease term of the gates.

(f) Aircraft maintenance deposits

Reflects the elimination of Virgin America's aircraft maintenance deposits. The guidance in ASC 805-20 requires identifiable assets acquired and liabilities assumed to be measured at their acquisition-date fair values. The determination of fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A market participant “purchasing” a deposit would take into account the amount expected to be received back from the lessor and the fact that, in order to recover this amount, they must first incur an equal amount in maintenance costs. A market participant cannot purchase a deposit and expect to be reimbursed from the lessor without incurring costs of at least as much as the deposit. As such, the fair value of these deposits to a market participant at the acquisition date is zero.

Future maintenance expense will be offset when such events occur as maintenance deposits are recovered from the lessors.

(g) Other assets

Reflects the elimination of historical balances for deferred rent of $106 million. Deferred rent balance represents the difference between cash payments to a lessor and rent expense previously recognized by Virgin America. This results in an asset recognized on the balance sheet of Virgin America that does not meet the definition of an asset in an acquisition. The guidance in ASC 805-20 states that the acquirer shall recognize no assets or liabilities related to an operating lease in which the acquiree is the lessee except for leases with off-market terms and lease agreements containing an identifiable intangible asset. Neither of these exceptions relate to Virgin America’s historical deferred rent balances.

Also reflects the elimination of historical liabilities of $8 million in connection with an unfavorable leases adjustment further discussed in Note (m).

(h) Air traffic liability

Reflects the provisional adjustment to record Virgin America's air traffic liability at its estimated fair value of approximately $166 million, a decrease of approximately $38 million from the carrying value after the effects of policy adjustments discussed in Note 3 to reflect tickets and travel credits that are included in the liability but are expected to expire unused. As Air Group's policy for ticket expiration is one year, the step down will be accreted over 12 months from the date of the acquisition.

(i) Other accrued liabilities

Reflects financing adjustments and adjustments to record Virgin America's other accrued liabilities at provisional fair values as follows:

(in millions)	September 30, 2016
To record estimated transaction costs that have not been incurred	$99
Total financing adjustments to Other accrued liabilities	$99

To eliminate historical short-term deferred revenue	$(38)
To eliminate historical deferred credits associated with aircraft leases	(8)
To record the provisional estimate of fair value of the short-term portion of unfavorable lease agreements	11
To record the provisional estimate of fair value of the short-term deferred revenue	74
To record other miscellaneous liabilities	9
Total pro forma adjustments to Other accrued liabilities	$48

(j) Debt

Represents the new third-party debt issued by Air Group in connection with the acquisition as follows:

(in millions)	September 30, 2016
New debt financing	$700
Debt issuance costs	(3)
Total adjustments to debt	$697

At September 30, 2016, $214 million of the new third-party debt was recorded as current and $483 million as long-term.

Also represents the adjustments to record Virgin America's debt at provisional estimates of fair value as follows:

(in millions)	September 30, 2016
	Short-Term	Long-Term
To eliminate the historical value of third-party debt of Virgin America	$(30)	$(396)
To eliminate the historical value of related-party debt of Virgin America	—	(45)
To record provisional estimate of fair value of Virgin America's third-party debt(1)	70	359
To record provisional fair value of Virgin America's related-party debt(2)	55	—
Total adjustments to Debt	$95	$(82)

(1)
The provisional estimate for fair value of Virgin America's third-party debt includes a reclassification of $40 million of debt from long-term to short-term, related to airport slot financing that was paid down immediately following consummation of the Merger.

(2)	$45 million of related-party debt held by Virgin America was reclassified to short-term, as the acquisition triggered its repayment directly following the consummation of the Merger.

(k) Deferred income taxes

Reflects the adjustment to record deferred income tax assets at provisional estimates of fair value as follows:

(in millions)	September 30, 2016
To eliminate the historical deferred tax asset of Virgin America	$92
To record provisional estimate of fair value of Virgin America's deferred tax asset	(309)
Total adjustments to Deferred income taxes	$(217)

This estimate of deferred taxes was determined based on Air Group's expected ability to use Virgin America's net operating loss carryforwards in future periods, as well as the excess of the fair values of the acquired assets and liabilities over the tax basis of the assets and liabilities to be acquired. The statutory tax rate was applied, as appropriate, to each adjustment based on the jurisdiction in which the adjustment is expected to occur.

(l) Deferred revenue

Reflects the provisional fair value adjustment of the non-current portion of Virgin America's loyalty deferred revenue as follows:

(in millions)	September 30, 2016
To eliminate the historical long-term deferred revenue	$(27)
To record the provisional estimate of fair value of the long-term deferred revenue	138
Total adjustments to Deferred revenue	$111

Current portion of the provisional fair value of Virgin America's loyalty deferred revenue is reflected in Other current liabilities as disclosed in Note (i).

(m) Other liabilities

Reflects adjustments to record Virgin America's other liabilities at provisional fair values as follows:

(in millions)	September 30, 2016
To eliminate certain historical liabilities related to aircraft leases	$(31)
To record the provisional estimate of fair value of the long-term portion of the unfavorable lease agreements	78
To eliminate Virgin America's trade license agreement liability	(33)
Total adjustments to Other liabilities	$14

The elimination of certain historical liabilities related to aircraft leases primarily represents lease incentives and certain deferred gains which have a fair value of zero after taking into consideration the adjustments made in the provisional fair value of the unfavorable lease agreements.

(n) Shareholders' equity

Eliminates Virgin America's historical shareholders' equity including capital in excess of par value, treasury stock, accumulated other comprehensive loss, and retained earnings, and records the effect of estimated transaction costs.

Retained earnings were adjusted as follows:

(in millions)	September 30, 2016
To record Air Group’s estimated transaction costs	$(81)
To record Virgin America's estimated transaction costs	(18)
Total financing adjustments to Retained earnings	$(99)

To eliminate the historical retained earnings of Virgin America	$305
To eliminate the effect of differences in accounting policies on retained earnings	47
Total pro forma adjustments to Retained earnings	$352

Statement of Operations Adjustments

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(o) Passenger revenue and selling expenses

Reflects additional loyalty revenue arising from the fair value adjustment of Virgin America's loyalty deferred revenue and elimination of related selling expense. Also reflects the accretion of the provisional step down of Virgin America's air traffic liability to its fair value for tickets and credit files that are expected to expire unused.

	Pro Forma
	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Accretion of fair value adjustment of air traffic liability over one year from date of acquisition	$—	$(36)
Incremental Passenger Revenue related to loyalty fair value adjustment	12	22
	$12	$(14)

Selling expense	$—	$(1)

(p) Aircraft rent

Reflects the amortization of the unfavorable lease agreements liability of $8 million for the nine months ended September 30, 2016 and $11 million for the year ended December 31, 2015.

(q) Depreciation and amortization

Reflects depreciation and amortization expense related to property and equipment and identifiable intangible assets calculated on a straight-line basis. The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized and are discussed in Note (e) above.

The net adjustment for depreciation and amortization is as follows:

	Pro Forma
(in millions)	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
To record the net impact of eliminating the historical depreciation expense related to PP&E and adjusting for depreciation expense related to the fair value and remaining useful life adjustments of PP&E as part of purchase accounting	$(1)	$6
To record the impact for amortization expense related to the fair value adjustments of intangibles as part of purchase accounting	5	6
Total adjustments to Depreciation and amortization	$4	$12

(r) Special items—merger-related costs and other

Represents the elimination of Air Group's and Virgin America's nonrecurring transaction costs incurred during the nine-month period ended September 30, 2016 of $44 million that are directly related to the acquisition of Virgin America.

(s) Interest expense

Reflects the interest expense on new financing, partially offset by elimination of interest on financing repaid in connection with the acquisition:

	Pro Forma
(in millions)	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Debt financing interest expense	$(35)	$(47)
Elimination of interest on related-party debt	3	4
Total adjustments to interest expense	$(32)	$(43)

(t) Income tax expense

Reflects the removal of a $238 million gain recognized by Virgin America related to the reversal of a valuation allowance in 2015.

Additionally, reflects the application of the statutory tax rate to each pro forma adjustment based on the jurisdiction in which the adjustment was expected to occur. Although not reflected in the pro forma financial statements, the effective tax rate of the combined company could be significantly different depending on post-acquisition activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.